Exhibit 10.03

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION.

PURCHASE WARRANT

Issued to:

Exercisable to Purchase

________ Shares of Common Stock

of

SONUS PHARMACEUTICALS, INC.

Void after August 15, 2010

This is to certify that, for the value described herein and subject to the terms and conditions set forth below, the Warrantholder is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time on or after August 15, 2005 (the “Effective Date”), pursuant to Section 3 hereof, up to           shares of the Company’s Common Stock at the Exercise Price.

This Warrant certificate is issued subject to the following terms and conditions:

1.                                       Definitions of Certain Terms.  Except as may be otherwise clearly required by the context, the following terms have the following meanings:

(a)                                  “Common Stock” means the common stock, $0.001 par value, of the Company.

(b)                                 “Company” means Sonus Pharmaceuticals, Inc., a Delaware corporation.

(c)                                  “Effective Date” has the meaning set forth in the preamble to this Agreement.

(d)                                 “Exercise Period” means the period of time commencing on the Effective Date and ending at 5 p.m. Pacific Standard Time on the earlier of (i) the fifth anniversary of the Effective Date or (ii) the tenth day following receipt of a Mandatory Exercise Notice from the Company with respect to all shares of Common Stock remaining as exercisable under the Warrant; provided, that if the number of Shares exercisable under the Warrant is limited by Section 9, then the Exercise Period shall be the fifth anniversary of the Effective Date.

(e)                                  “Exercise Price” means the price at which the Warrantholder may purchase one Share upon exercise of Warrants as determined from time to time pursuant to the provisions hereof.  The initial Exercise Price is $4.15 per Share, which is equal to 110% of the purchase price per share of Common Stock paid by Warrantholder under the Securities Purchase Agreement.

(f)                                    “Mandatory Exercise Notice” means the notice delivered by the Company to the Warrantholder advising the Warrantholder that the closing sale price of the Company’s Common Stock, as reported by the Nasdaq National Market or other securities exchange on which the Company’s Common Stock is then listed, has been equal to or greater than the percentage of the Exercise Price (as adjusted for splits, reverse splits, stock dividends, share combinations and the like) set forth in Section 3(b) for twenty (20) consecutive trading days out of any 30 consecutive trading day period.

(g)                                 “Securities Act” means the Securities Act of 1933, as amended.

(h)                                 “Securities Purchase Agreement” means the Securities Purchase Agreement dated as of August 15, 2005 among the Company and the Investors referenced therein.

(i)                                     “Share” or “Shares” refers to one or more shares of Common Stock issuable on exercise of the Warrant.

(j)                                     “Warrant” means the warrant evidenced by this certificate or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

(k)                                  “Warrantholder” means a record holder of the Warrant or Shares.  The initial Warrantholder is _________.

2.                                       Purchase of Warrant.  Concurrently with the issuance hereof, the Warrantholder shall pay to the Company as consideration for the Warrant the sum of $0.125 per Share issuable upon exercise of the Warrant, or $                   in the aggregate.

3.                                       Exercise of Warrants.

(a)                                  All or any part of the Warrant may be exercised during the Exercise Period pursuant to Section 3(d) or by surrendering the Warrant, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, and delivery of payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Shares being purchased at the office of the Company, 22026 20th Avenue S.E., Bothell, Washington, 98021, Attention: President, or at such other office or agency as the Company may designate.  The date on which such instructions and the Exercise Price are received by the Company shall be the date of exercise.  Upon receipt of notice of exercise and the Exercise Price, the Company shall immediately instruct its transfer agent to prepare certificates for the Shares to be received by the Warrantholder and shall use commercially reasonable efforts to cause such certificates to be prepared and delivered to the Warrantholder in accordance with the Warrantholder’s instructions within three business days after the date of exercise.  If the Warrantholder shall provide the Company with an opinion of counsel to the effect that the legend set forth on the face of this Warrant is not required, such certificates shall not bear a legend with respect to the Securities Act.

(b)                                 Within three (3) business days following the first consecutive twenty (20) trading day period of time during the Exercise Period during which the closing sale price of the Company’s Common Stock, as reported by the Nasdaq National Market or other securities exchange on which the Company’s Common Stock is then listed, is equal to or greater than 150% of the Exercise Price (as adjusted for splits, reverse splits, stock dividends, share combinations and the like) on each day during such period, the Company shall deliver to the Warrantholder a Mandatory Exercise Notice, together with a computation demonstrating the basis for such Mandatory Exercise Notice.  In such event, notwithstanding anything to the contrary in Section 3(a) above, but subject to Section 9, the Warrantholder agrees to exercise this Warrant with respect to 50% of the shares of Common Stock covered by this Warrant within ten (10) days following receipt of such Mandatory Exercise Notice from the Company.  To the extent that this Warrant is not so exercised, the number of shares of Common Stock exercisable under this Warrant shall be reduced, subject to Section 9, automatically without any action of any party by 50%.  Within three (3) business days following the first consecutive twenty (20) trading day period of time during the Exercise

Period during which the closing sale price of the Company’s Common Stock, as reported by the Nasdaq National Market or other securities exchange on which the Company’s Common Stock is then listed, is equal to or greater than 200% of the Exercise Price (as adjusted for splits, reverse splits, stock dividends, share combinations and the like) on each day during such period, the Company shall deliver to the Warrantholder a second Mandatory Exercise Notice, together with a computation demonstrating the basis for such Mandatory Exercise Notice.  In such event, notwithstanding anything to the contrary in Section 3(a) above, but subject to Section 9, the Warrantholder agrees to exercise this Warrant in full with respect to all of the remaining shares of Common Stock covered by this Warrant within ten (10) days following receipt of such Mandatory Exercise Notice from the Company.  To the extent that this Warrant is not so exercised, it shall expire and be of no further force or effect, subject to Section 9.

(c)                                  If fewer than all the Shares purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant certificate (dated the date hereof), in form and tenor similar to this Warrant certificate, evidencing that portion of the Warrant not exercised.  The Shares to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Shares, as of the date of the payment of the Exercise Price.

(d)                                 In addition to and without limiting the rights of the Warrantholder under the terms of this Warrant, the Warrantholder shall have the right, upon its written request delivered or transmitted to the Company together with this Warrant, to exchange this Warrant, in whole or in part at any time or from time to time during the Exercise Period, for the number of shares of Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), rounded down to the nearest share, where:

(A) =                    the per share closing sale price of the Company’s Common Stock, as reported by the Nasdaq National Market or other securities exchange on which the Company’s Common Stock is then listed, on the trading day immediately preceding the date of such election;

(B) =                      the Exercise Price of this Warrant, as adjusted; and

(X) =                     the number of Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

If a balance of purchasable Shares remains after such exchange, the Company shall execute and deliver to the Warrantholder a new Warrant evidencing the right of the Warrantholder to purchase such balance of Shares.  No payment of any cash or other consideration shall be required.  Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Warrantholder that the exchange pursuant to this Subsection be made, or at such later date as may be specified in such request.

4.                                       Adjustments in Certain Events.  The number, class, and price of the Shares for which this Warrant is exercisable are subject to adjustment from time to time upon the happening of certain events as follows:

(a)                                  If the outstanding shares of the Company’s Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of Shares for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of Shares for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased.  The increases and reductions provided for in this subsection 4(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this subsection 4(a).

(b)                                 In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of this Warrant will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of Shares obtainable upon the exercise of the Warrant.  In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.  The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.

(c)                                  When any adjustment is required to be made in the number of Shares or other securities or property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such Shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such Shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

(d)                                 No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over-the-counter market or the closing price on a national securities exchange on the day immediately prior to exercise.

(e)                                  If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of such securities will be distributed to the Warrantholder or his assignee upon exercise of this Warrant as the Warrantholder or assignee would have been entitled to if the portion of the Warrant evidenced by this Warrant certificate had been exercised prior to the record date for such distribution.  The provisions with respect to adjustment of the Common Stock provided in this Section 4 will also apply to the securities to which the Warrantholder or his assignee is entitled under this subsection 4(e).

(f)                                    In the event (i) the Company establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or (ii) there occurs any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all of the assets of the Company or other change in the capital structure of the Company, the Company shall give to the holder hereof a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such merger, consolidation, reclassification, reorganization, sale, liquidation or other change in the capital structure of the Company is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such merger, consolidation, reclassification, reorganization, sale, liquidation or other change in the capital structure of the Company.  Such written notice shall be given to the holder of this Warrant at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.

5.                                       Reservation of Shares.  The Company agrees that the number of shares of Common Stock or other securities sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise.  If at any time the Company does not have a sufficient number of shares of Common Stock or other securities authorized to provide for the exercise of the Warrant, the Company shall take such actions as may be reasonably necessary to increase the number of authorized shares of Common Stock or other securities to provide for exercise of the Warrant.

6.                                       Validity of Shares.  All Shares or other securities delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms, and, in the case of capital stock, will, when issued and delivered in accordance with their terms against payment therefor as provided in the Warrant, be fully paid and nonassessable, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

7.                                       Restrictions on Transfer. This Warrant may not be sold, transferred, assigned or hypothecated except as permitted pursuant to Section 2.6 of the Securities Purchase Agreement.  The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

8.                                       No Rights as a Stockholder.  Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a stockholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its stockholders.

9.                                       Restriction on Exercise by the Warrantholder; Covenant Against Additional Purchases.

(a)                                  Notwithstanding anything herein to the contrary, in no event shall the Warrantholder have the right or be required to exercise this Warrant to the extent, and only to the extent, that as a result of such exercise, the aggregate number of shares of Common Stock beneficially owned by such Warrantholder, its Affiliates and any “group” (as defined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) of which the Warrantholder may be deemed to be a party (collectively the “Warrantholder Affiliates”) would exceed 9.99% of the outstanding shares of the Common Stock following such exercise.  For purposes of this Section 9, beneficial ownership shall be calculated in accordance with Sections 13(d) and Section 16(a) of the Exchange Act.  The provisions of this Section 9 may be waived by a Warrantholder as to itself (and solely as to itself) upon not less than sixty-five (65) days prior written notice to the Company, and the provisions of this Section 9 shall continue to apply until such 65th day (or later, if stated in the notice of waiver).  In no event shall the Company have any liability under the terms of this Warrant or otherwise to the Warrantholder or any permitted assign in the event that such Warrantholder or permitted assign, upon the exercise of all or a portion of this Warrant, beneficially owns more than 9.99% of the outstanding shares of Common Stock following exercise.

(b)                                 The Warrantholder agrees that the Warrantholder will not, and will use reasonable efforts to cause its Affiliates not to, purchase or acquire any beneficial interest in any share of Common Stock of the Company after the date hereof other than pursuant to the Securities Purchase Agreement or any warrant issued pursuant to the Securities Purchase Agreement held by any Warrantholder Affiliate, if such purchase or acquisition would be reasonably likely, taking into account factors such as the then-current closing sale price of the Company’s Common Stock, to limit the ability of the Company to cause a mandatory exercise of this Warrant in full pursuant to Section 3(b) hereof.  For purposes hereof, “reasonable efforts” shall mean that the Warrantholder places the Company’s Common Stock on its watch list or restricted list for employees and entities controlled by or under common control with the Warrantholder.  Warrantholder shall take such actions as may be reasonably necessary to enforce compliance with the restrictions imposed by its watch list and restricted list.

10.                                 Notice.  Any notices required or permitted to be given under the terms of this Warrant must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five (5) days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications are:

If to the Company:

Chief Financial Officer

Sonus Pharmaceuticals, Inc.

22026 20th Avenue S.E.

Bothell, Washington 98021

fax                                 (425) 489-0626

If to a Warrantholder:  to the address set forth immediately below the Warrantholder’s name on the signature pages hereto.

Each party will provide written notice to the other parties of any change in its address.

11.                                 Applicable Law.  This Warrant will be governed by and construed in accordance with the laws of the State of New York, without reference to conflict of laws principles thereunder.

12.                                 Entire Agreement.  This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

13.                                 Waiver; Consent.  This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

14.                                 No Impairment.  The Company will not, by amendment of its Charter or by any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder of this Warrant against impairment.

15.                                 Remedies.  The Company stipulates that the remedies at law of the Warrantholder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

16.                                 Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant effective as of the date set forth below.

Dated as of August , 2005

SONUS PHARMACEUTICALS, INC.

By:
Its:

Agreed and Accepted as of August , 2005

[WARRANTHOLDER]

By:
Its:

NOTICE OF EXERCISE

To:                              SONUS PHARMACEUTICALS, INC.

The undersigned hereby elects to purchase                shares of Common Stock (the “Shares”) of Sonus Pharmaceuticals, Inc., a Delaware corporation (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

Please issue certificates representing the Common Stock purchased hereunder in the names and in the denominations indicated below.

Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Dated:

No. Warrant Shares:	Name:

Print Name of
Stockholder:	Title: